Jammin Java Corp. Issues Corporate Update

LOS ANGELES, September 12th, 2011  ─ Jammin Java Corp. (OTC Bulletin Board:JAMN.ob) is pleased to announce the following corporate update about the company and its business endeavors.

In the past few months Jammin Java Corp. (“Jammin”) has been working to position Marley Coffee to be the premiere brand across all coffee channels.  A major part of the groundwork has been the amended license with Marley Coffee, LLC, which the company announced on August 8th.  Before the amended license, Jammin had a non-exclusive license to do coffee distribution through the office coffee service (OCS), hospitality, service and big box store industry.  The new license gives Jammin the exclusive North American and Caribbean license for Marley Coffee branded coffee development.  As the exclusive North American licensee for Marley Coffee, Jammin is responsible for developing and building the company based on Rohan Marley’s vision, core values and the Marley Family movement.  Additionally, the company also received a non-exclusive license to create cold ready to make coffee drinks, teas and merchandise. The license with Marley Coffee, LLC did not mean that it stopped selling its current lines of Jammin Java Coffee, rather it meant adding Marley Coffee, LLC’s current distribution business, which included grocery, retail, merchandise and online businesses. Jammin will continue to grow its existing line of business alongside Marley Coffee’s.

Jammin’s existing business continues to grow and generate revenues.   Its main products are its line Organic Certified Whole Bean bags, coffee pods, tea pods and fractional packs.

Through the amended license, Jammin took over all of Marley Coffee’s grocery, retail and online distribution business.  Jammin has kept all of Marley Coffee’s product lines, which are the 5 skus of Organic, Fair Trade, Kosher Certified 12oz Whole Bean bags to its distribution business.  In the United States, the company is now distributing to specialty retailers such as Dean and Deluca as well as various specialty grocers in Southern California through its distributor Gourmet Merchants International. In Canada, the company has nationwide distribution through its 2 main distributors UNFI East and UNFI West.  Specialty retailers such as Nature’s Fare and Urban Fare carry its complete line of coffees, as do all of the London Drugs stores.  Distribution has been growing throughout Canada and the company expects to aggressively roll out new business lines to these retailers.

Jammin is also developing a new ground product line that will launch around November of 2011.

The company has been building its distribution throughout the Caribbean with the help of its Executive Vice President Bali Vaswani.  The company recently announced its preferred OCS distribution deal with Coffee Works in Bermuda.  One key goal is to get as much distribution in the Caribbean market has possible.

Jammin Java Corp. has also strengthened its online presence through the consolidation of both company's product lines.  Cooking.com and Amazon.com will be introducing the company’s new pods and fractional packs in October.  The company is also selling at other major coffee etailers such as coffeewiz.com, bettercoffee.com, tikihutcoffee.com and coffeecow.com.

In the breakroom segment, the company’s preferred partner First Choice Coffee Services has received product in all of their 25 locations as we begin to jointly roll out this program. New distributors added in the last few weeks also include Evans Coffee serving Greater New York, US Coffee headquartered in Long Island, Javasmart in Deleware, Distillata serving Ohio since 1897, Blue Tiger Coffee serving Seattle and Los Angeles, Springtime Coffee serving Philadelphia and Coffee Perks based in Jacksonville Florida. BC Coffee will serve as the company’s re-distributor for the Florida Market.  The company has begun to provide products to its New England and Ohio customers through Vistar, a national redistributor with over 20 locations across the country.

Jammin is looking at other business channels including hospitality and foodservice. The company is developing products for the hospitality channel so that travellers will be able to wake up with a cup of Marley Coffee in their hotel room. The company continues to expand in the single serve arena and have developed a regionalized food service program that its existing partners can offer to this channel.

“It’s been a whirlwind experience since I came on board and I wanted to share all the great things that have been happening,” says Brent Toevs, CEO of Jammin Java Corp.  “My goal has been to travel to meet with new and existing customers to get an understanding of what they want.  The company’s goal is to rapidly expand both product lines and distribution in each market we enter.  The key for us has been finding not just customers, but partners who are looking to grow with us over the next 5 years every where we go.”

About Jammin Java Corp

Jammin Java Corp is a US-based company providing premium roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. The company is a fully reporting company quoted on the OTCBB under the symbol JAMN.  For more information, please visit the company's corporate website at www.jamminjavacorp.com. For PR contact and sales inquiries please contact info@marleycoffee.com or call the company at 323.556.0746.  Fax: 323.556.0820.

Forward-Looking Statement
This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts") .  In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts.  Any statements made in this news release about an action, event or development, are forward-looking statements.  Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on our future results.  Accordingly, you should not place undue reliance on these forward-looking statements.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected.  The forward-looking statements in this press release are made as of the date hereof.  The Company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the Company.  The Company's SEC filings are available at http://www.sec.gov.

Investor Relations Contact:
Stuart T. Smith
512-267-2430
info@smallcapvoice.com

Corporate Contact:
Jammin Java Corp
info@marleycoffee.com
8200 Wilshire Blvd. Suite 200
Beverly Hills, CA 90211
323-556-0746